EXHIBIT B-2

CenterPoint Energy Service Company, LLC

PROCEDURES
MANUAL

EXHIBIT B-2

Introduction

CenterPoint Energy Service Company, LLC (CNP ServiceCo) provides administrative, management and support services to CenterPoint Energy, Inc. and its subsidiaries and their respective business units (Client Companies or Recipients). Services are provided to Client Companies in accordance with the terms of the Master Services Agreement executed between the Client Company and CNP Service Company and the specific terms of Service Level Agreements executed pursuant to the Master Services Agreement. CNP ServiceCo is subject to the rules and regulations of the Securities and Exchange Commission (SEC) pursuant to the Public Utility Holding Company Act of 1935 (PUHCA), and in particular, to Section 13 thereof and to the terms of applicable orders issued by the SEC under PUHCA.

Service Agreements

CNP ServiceCo provides services in accordance with a Master Services Agreement entered into with Client Companies (Exhibit A), as that agreement may be modified from time to time. The Master Service Agreement sets forth in general terms the services to be performed by CNP ServiceCo directly or indirectly for Client Companies. CNP ServiceCo will prepare a Service Level Agreement (SLA) to specify the specific services to be performed by CNP ServiceCo for a Client Company annually. A sample SLA is attached hereto as Exhibit B. Additional documentation of work to be performed pursuant to SLAs may be used by the parties.

The purpose of the SLA is to describe specifically the services to be rendered annually pursuant to each Client Company and to establish service expectations between the CNP ServiceCo and each Client Company.

Each SLA will be reviewed and agreed upon on annually by authorized representatives of CNP ServiceCo and each Client Company. In conjunction with this review, the allocation methods and ratios presented in Exhibit C shall be reviewed by the parties to determine the continued appropriateness of methodologies used.

No core public utility services or functions, such as the dispatch or delivery of energy, will be performed by CNP ServiceCo, whether pursuant to a SLA or otherwise.

Accounting Procedures

CNP ServiceCo will maintain an accounting system that provides the ability to assign costs to the category of service to which they relate. The system also will enable the costs of services to be charged directly to the Client Company for which they were performed or, when appropriate, accumulated in such a manner that they can be distributed or allocated to two or more CenterPoint System Companies using an approved methodology. The system will also generate all necessary billing information for billings to Client Companies. To the extent feasible, CNP Services Co will utilize the SAP system to collect and distribute costs to Client Companies under CenterPoint accounting policies.

The CNP ServiceCo accounting will assign costs to work orders within the defined accounting structure through “cost objects” in the accounting system. Cost Objects may be an individual cost center, an order, or a “Work Breakdown Structure or (WBS), which may include multiple work orders. Cost objects collect resource costs for services and activities described in the SLA. Cost objects facilitate the tracking of the cost of each service by its components, such as labor, materials and outside services and provide the ability to break the costs of services down by amounts directly charged to specific Client Companies and amounts allocated. Cost objects are integrated into the CenterPoint Energy accounting system and will be supported by other processes and systems within CenterPoint Energy.

Where possible, costs will be charged out to Client Companies using direct charging methodologies, including time and materials and standard rate basis. Costs remaining will be allocated among Client Companies using the allocation methodologies set forth at page 10 of Exhibit A. This process supports the philosophy of billing costs to the Client Company on an appropriate basis. CNP ServiceCo will use this process to maintain accounting systems to record all of its costs.

Costs will be billed to Client Companies on a monthly basis. When a service requested by a Client Company has not been previously specified, a new cost object may be created or an existing one revised. The CNP ServiceCo finance organization is responsible for ensuring that all of the billing methodologies are consistent with the Service Agreement approved by the SEC.

Direct Costs are defined as those that can be identified as being applicable to services performed for a single Client Company or group of Client Companies. Direct costs include the fully distributed cost of providing that particular service. The fully distributed costs include labor costs, labor related costs (such as pensions and benefit costs, and facility costs), IT costs, outside services where applicable, back office support costs of running CNP ServiceCo, and other non-labor costs such as materials and supplies. Direct Costs will be charged to the Client Company or Companies responsible for the activity.

CNP ServiceCo will use direct charging (including standard costing and/or time and materials) and cost allocations to bill Client Companies. Under a standard costing methodology, as product or service units are used by the Client Companies, the services are directly billed to Client Companies at standard rates. Standard rates are fully cost burdened billing unit rates used by a specific department for a specified service. These rates are established for a number of services offered by CNP ServiceCo (e.g., mainframe computing cost per CPU second). In general, these standard rates are calculated by estimating the fully distributed cost of providing the service for the year divided by the expected number of units (selected as the unit of measurement) to be consumed by all associated customers.

In some cases, the standard costing methodology is applied to certain labor charges that are billed out on an hourly basis. These hourly standard rates are fully burdened average labor costs. An example of a standard rate is for legal services where two rates are used; one for non-attorneys and one for attorneys.

Indirect Costs are defined as those costs of a general nature such as general services, and other support costs which cannot be specifically identified to a client company or companies or to a specific service and therefore must be allocated. An example of Indirect Costs are costs incurred for corporate governance, which includes functions such as accounting, finance, executive, strategic planning, and investor relations. The allocation to Client Companies will be based on allocation factors identified as page 10 in Exhibit A.

Where capital is employed in providing services, the cost of captal employed, at rates established in regulatory proceedings, will be used and will be limited to reasonable compensation for the necessary capital.

Services and Work Orders (Cost Objects)

CNP ServiceCo and the Client Companies have the responsibility to determine which services will be provided by CNP ServiceCo. In the future, CNP ServiceCo shall send an annual service proposal in the form of a SLA to each Client Company on or about July 1 of each year, listing services proposed to be provided for the next calendar year. By August 31, Client Company shall notify CNP ServiceCo of the services it has elected to receive during the next fiscal year.

Services provided will be reviewed on an as needed basis by CNP ServiceCo and Client Companies. Cost objects will be assigned to collect costs related to ongoing or special services which benefit one or more Client Companies and will be used to bill Client Companies for the work performed. Examples of ongoing services are payroll processing and IT desktop support. Examples of special services include requests to prepare FERC Form 1 schedules, and special studies and analyses. Cost objects will be approved by the individual(s) authorized to represent CNP ServiceCo and each Client Company in accordance with CenterPoint Energy Approval Policies.

When a new service or project is identified, the CNP ServiceCo finance organization will determine whether a new cost object shall be used to collect and bill costs related to that project or whether the costs should be captured in an existing cost object. One or more of the following criteria should be considered in determining the need for a new cost object:

1.	No existing cost object uses the billing methodology that is needed for the new service project.

2.	No existing cost object charges costs to the benefiting Client Company for the new service or project.

3.	There is a specific regulatory requirement to allocate costs in a specific manner regardless of amount for the new project/service.

4.	No existing cost object captures similar activity or services.

After services to be performed pursuant to a SLA are assigned to a cost object, that cost object will collect costs incurred by CNP ServiceCo to provide that service.

Cost Object Monitoring and Control

CNP ServiceCo finance organization is responsible for reviewing, monitoring, and maintaining the cost objects. CNP ServiceCo finance organization will also establish new cost objects. An annual review will be required in addition to the day-to-day maintenance of the system. As part of the annual review, the CNP ServiceCo finance organization will monitor and close inactive cost objects.

Allocation Factors Update and Revisions

Allocation factors will be based on cost drivers specifically applicable to the service provided. CNP ServiceCo finance organization will have the primary responsibility for ensuring that allocation factors are correct, accurate and current. Allocation factors utilized by CNP ServiceCo must be approved by the SEC.

The CNP ServiceCo finance organization will be responsible for evaluating new allocation methodologies and will coordinate SEC approval efforts with the Legal Department. Changes to allocations require advance written notice to the SEC of not less than 60 days prior to the proposed effective date of the change. Changes to formulas used to allocate costs require notice to the SEC, but updates to variables in the formula do not require SEC notification. A list of current allocations will be filed annually with the SEC on Form U-13-60. The CNP Service Company finance organization will obtain adequate supporting documentation from all associate companies and business units for raw data used in the allocation methodologies and shall maintain such documentation in accordance with record retention requirements set forth in 17 CFR 257, but in any event for at least six years.

Allocation factors in effect for 2004 and 2005 are set forth on Exhibits C-1 and C-2, respectively.

Time Reporting

All CNP ServiceCo employees, including executives, shall keep time records supporting labor charged to separately identifiable goods and services performed for Client Companies. In the case of certain executive assistants whose time would be difficult to accurately track by specific cost object, time shall be recorded based on the time charges of the principal whom they support. All time will be entered into SAP either through an automated timekeeping system or through manual entry directly into SAP. Cost objects to which time entries relate will be identified in the timekeeping system, and costs associated with those time entries will be charged to the appropriate cost objects through SAP billings.

Prior to commencement of operations, training sessions will be conducted with employees expected to be transferred to CNP ServiceCo regarding timekeeping requirements, and periodic training sessions regarding procedures related to the Master Service Agreement and SLA, including timekeeping, will be held following formation of the CNP ServiceCo. See Exhibits D and E for the documentation and training materials used for time entry training.

Employees will record time weekly in a minimum of 30-minute increments. Departments may elect to record employee’s time in increments smaller than 30-minutes to meet special needs. The employee’s immediate supervisor will review and approve time reports. Department Time Coordinators will review time entry monthly to insure 100% accountability and compliance.

Time records will be maintained in accordance with record retention requirements set forth in 17 CFR 257, but in any event will be maintained for at least six years.

Billing and Review

Monthly invoices will be rendered by CNP ServiceCo for services rendered. Invoices may be in paper format or, to the extent feasible, in the form of electronic reports in the SAP system. Charges will be rendered during the first week of each month covering amounts incurred during the prior month. For most Client Companies, charges will be invoiced through an SAP entry which journalizes the actual monthly charges on the customer’s books on the first workday of the financial close. Charges will be based on actual amounts incurred. If allocations are required, they may be based on estimated values based on estimates in budget plans for the relevant values. Estimated amounts will be adjusted on subsequent charges either in a subsequent month or at the end of the year. Payment shall be made by the Client Company by making remittance or by making (offsetting) accounting entries of the amount billed. Payment is due within 30 days after receipt of the charges. An example of the form of CNP ServiceCo billing to a Client Company is attached as Exhibit F.

Management of each Client Company is responsible for reviewing invoices from CNP ServiceCo to determine accuracy and appropriateness of charges.

CNP ServiceCo’s billing system will use 17 C.F.R. Section 256 et. al, the “Uniform System of Accounts for Mutual Service Companies”, established by the Commission for holding company systems, as may be adjusted to use the FERC uniform system of accounts. ServiceCo will support its charges with reasonable documentation (which may be maintained in electronic form). ServiceCo will make adjustments to charges as required to reflect the discovery of errors or omissions in the charges.

Dispute Resolution Procedure

From time to time, disputes may arise regarding the services and products provided by CNP ServiceCo. The employees of the Client Company and the employees of CNP ServiceCo are encouraged to resolve those disputes on an informal basis in as timely a manner as possible, and the CNP ServiceCo agrees, upon reasonable request, to provide access to relevant books and records. However, if during the course of the year a dispute arises as to the scope of any service or the nature of any product, the delivery terms, the related performance metrics and standards, or the price for any service or product which cannot be resolved on an informal basis, the Client Company and CNP ServiceCo will resolve the dispute using the following procedures:

      A. A supervisor or manager of the Client Company who is responsible for the use of the service or the consumption of the product about which there is a dispute will notify in writing, or by email, a supervisor or manager of CNP ServiceCo who is responsible for providing the service or product of the nature of the dispute, including specific examples of problems or failures which gave rise to the dispute. The supervisor or manager of the Client Company shall also present a proposed resolution of the dispute and propose a date and time for a meeting to resolve the dispute. The supervisor or manager of CNP ServiceCo shall acknowledge in writing, or by email, his or her receipt of the notice of the dispute and agree to the meeting, suggest an alternative date and time for the meeting proposed by the supervisor or manager of the Client Company, or contact the supervisor or manager of the Client Company to schedule a meeting date and time that the two may agree upon.

      B. The supervisor or manager of the Client Company and the supervisor or manager of CNP ServiceCo may meet as often as both agree is necessary to resolve the complaint, and their meeting or meetings may include such other employees as may be helpful in resolving the dispute. If after such meeting or meetings, but in no event later than thirty days after the initial notice of the dispute was given, the supervisor or manager of the Client Company and the supervisor or manager of CNP ServiceCo are unable to resolve the dispute, the dispute shall be referred to the appropriate executive of the Client Company and an executive of CNP ServiceCo for resolution.

      C. The executive of the Client Company and the executive of CNP ServiceCo shall meet at a date and time or dates and times they mutually agree upon. Such meetings or meetings may include any employees either executive believes will be helpful in resolving the dispute. If, after such meeting or meetings, the executive of the Client Company and the executive of CNP ServiceCo reasonably believe they cannot resolve the dispute, the dispute shall be referred to the most senior executives of the Client Company and of CNP ServiceCo for resolution in accordance with whatever procedures senior management may establish.

Internal Audit Control

Internal Audit, under the direction of the Vice President of Audit Services, will conduct periodic reviews of CNP ServiceCo’s business processes and systems to ensure that the services provided are properly documented and charged to the Client Companies on an appropriate basis. Reviews shall be performed such that all major service areas are evaluated over time. Internal Audit will also conduct reviews of transactions and cost object charge methods to assess whether they comply with SEC requirements.

Internal Audit maintains an independent role and has direct contact to CenterPoint Energy’s Audit Committee. Audit findings, recommendations and progress toward resolution of findings will be reported to the Audit Committee and Senior Management as appropriate.

Budgeting

Budgeting for the CNP ServiceCo will be a joint effort between it and other Client Companies. Renewal / revision of cost objects and allocation factors for the upcoming budget period will provide the basis for preparing budgets.

Evaluation

CNP ServiceCo will review its costs for competitiveness on a regular basis. Benchmarking and other measurement techniques will be used to the extent deemed appropriate by senior management. Results will be shared with the Client Companies to allow them to evaluate cost effectiveness and assess alternate options.

Exhibits

Exhibit A — Form of Master Service Agreement

Exhibit B—Sample Service Level Agreement (SLA)

Exhibit C-1—Allocation Methods and Ratios, 2004 (filed in connection herewith with a request for confidential treatment)

Exhibit C-2—Allocation Methods and Ratios, 2005 (filed in connection herewith with a request for confidential treatment)

Exhibit D—Time Entry Training Presentation Slides

Exhibit E— Time Entry Training Presentation Slides

Exhibit F—Form of CNP ServiceCo Billing Statement (filed in connection herewith with a request for confidential treatment)

[As filed with Amend. 5, 12/17/03]

Exhibit A

Form of

Master Services Agreement

between

and

CenterPoint Energy Service Company, LLC

          This Master Services Agreement (the “Agreement”), dated as of                     , 2003, is entered into in multiple parts by and between the companies whose names appear on the signature pages hereof, (each, a “Company” or “Recipient” and collectively, the “CenterPoint Companies” or “Recipients”), and CenterPoint Energy Service Company, LLC, a Texas limited liability corporation (“ServiceCo”).

RECITALS

          A. In connection with the authorizations provided by order dated July 5, 2002 (HCAR No. 27548), CenterPoint Energy, Inc. (“CenterPoint”) registered as a holding company under the Public Utility Holding Company Act of 1935, as amended (the “1935 Act”).

          B. CenterPoint has formed ServiceCo as a subsidiary company to provide services, as set forth herein, to CenterPoint and its subsidiaries.

          Accordingly, ServiceCo and the CenterPoint Companies desire to enter into this Master Services Agreement to allow for the provision of services by ServiceCo to the CenterPoint Companies.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

I.	EFFECTIVE DATE.

          This Agreement shall be effective beginning January 1, 2004 or such other date as approved by the Securities and Exchange Commission (the “SEC”).

II.	SERVICES OFFERED.

          Exhibit I to the Agreement lists and describes the services that may be available from ServiceCo. ServiceCo offers to supply those services to each Recipient that is a party to the Agreement. The services are and will be provided to Recipient only at the request of Recipient. From time to time, the parties may identify additional services that ServiceCo may provide to Recipients under this Agreement. ServiceCo will consult with Recipients to delineate the scope and terms of additional services that may be offered.

          The services offered may be further described in Service Level Agreements that define performance metrics or standards and other procedures and requirements with respect to the provision of a particular category of services. To the extent a category of service is more fully described in a Service Level Agreement, it is incorporated into this Agreement by reference.

          ServiceCo shall maintain sufficient resources to perform its obligations under this Agreement and shall perform its obligations in a commercially reasonable manner. If no specific performance metrics for the provision of a service are established, ServiceCo shall provide the service exercising the same care and skill as it exercises in performing similar services for itself.

          If a Recipient requests the level at which any service to be provided to be scaled up to a level in excess of the level in effect during the prior twelve months, Recipient shall give ServiceCo such advance notice as it may reasonably require sufficient to make any necessary preparations to perform such services on the scaled up or modified basis. The level of a service shall be considered scaled up if providing the service at the proposed level involves an increase in personnel, equipment or other resources that is not de minimis and is not reasonably embraced by the agreed definition and scope of that service prior to the proposed increase. The Recipient will be responsible for any additional costs associated with such “scaled-up” services.

III.	SERVICES SELECTED

A.	Initial Selection of Services.

          Each Recipient shall designate on Exhibit II to the Agreement, which may be amended when additional services are offered, the services that it agrees to receive from ServiceCo. Designation may also be in the form of an opt-out where each company agrees to receive all services from ServiceCo except those specifically enumerated in Exhibit II.

B.	Annual Selection of Services.

          ServiceCo shall send an annual service proposal form to each Recipient on or about July 1 listing services proposed for the next fiscal year. By August 31, Recipient shall notify ServiceCo of the services it has elected to receive during the next fiscal year.

C.	Responsibility for Services.

          ServiceCo’s sole responsibility to Recipient for errors or omissions in services shall be to furnish correct information and/or adjustments in the services, at no additional cost or expense to Recipient; provided, Recipient must promptly advise ServiceCo of any such error or omission of which it becomes aware after having used reasonable efforts to detect any such errors or omissions. In no event shall ServiceCo have any liability under this Agreement or otherwise arising out of or resulting from the performance of, or the failure to perform, services for loss of anticipated profits by reason of any business interruption, facility shutdown or non-operation, loss of data or otherwise or for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence, including gross negligence, or breach of obligations hereunder and whether or not Recipient was informed of the possibility of the existence of such damages.

IV.	PERSONNEL

          ServiceCo will provide services by using the services of executives, accountants, financial advisers, technical advisers, attorneys, engineers and other persons with the necessary qualifications.

          If necessary, ServiceCo, after consultation with Recipient, may also arrange for the services of affiliated or unaffiliated experts, consultants, attorneys and others in connection with the performance of any of the services supplied under this Agreement. ServiceCo also may serve as administrative agent, arranging and monitoring services provided by third parties to Recipient, whether such services are billed directly to Recipient or through ServiceCo.

          ServiceCo may contract for the services of certain employees of the CenterPoint System Companies for the purpose of staffing its service operations. Such contracts will be entered into in reliance on Rule 87 or, if the contemplated services are of a recurring nature, the arrangement will be the subject of a 60-day letter. These arrangements will comply with the applicable provisions under the 1935 Act, including the provisions of Rule 90 thereunder requiring the performance of services on the basis of cost.

V.	COMPENSATION AND ALLOCATION

A.	Basis for Charges.

          As and to the extent required by law, ServiceCo will provide such services at cost allocated on a fair, nondiscriminatory basis. The Policies and Procedures Manual contains rules for determining and allocating costs. The parties shall use good faith efforts to discuss any situation in which the actual charge for a service is reasonably expected to exceed the estimated charge, if any, set forth in a Service Level Agreement, provided, however, that charges incurred in excess of any such estimate shall not justify stopping the provision of, or payment for, services under this Agreement. ServiceCo shall establish its charges based on the following principles:

      1. The price charged for each service or product will be the same as that charged any other CenterPoint business unit for like services or products at like volumes (if volume discount pricing is applicable);

      2. The price charged for each service or product shall not include, either directly or indirectly through allocation, any costs which generally are not allowed to be recovered through utility rates (e.g. legislative advocacy expenses);

      3. The price charged for each service or product shall reflect only those costs, including labor, incurred by Service Co, either directly or indirectly, which are reasonable and necessary to provide such service or product; and

      4. To the extent the price charged for each service or product reflects an allocation of costs incurred, ServiceCo will endeavor to ensure that such allocation reasonably approximates the actual costs incurred in providing that service or product.

B.	Adjustments to Charges During a Year.

          The parties recognize that the charges for services and products may depend on market conditions and on the quantities of services or products taken and that the pricing established under a Service Level Agreement reflects the quantities Recipient has stated it expects to use or consume over the course of the year, or where no specific quantities have been established, the pricing reflects the quantities that Recipient has consumed or contracted for in a prior year. During the course of the year, Recipient will make reasonable effort to inform ServiceCo of expected changes in the volumes and patterns of Recipient’s consumption of services and products, and ServiceCo will make reasonable efforts to maintain the pricing stated in the Service Level Agreement or a client billing plan reflecting Service Level Agreement charges. However, charges for services and products may require true-ups at the end of the year to adjust the pricing for the actual costs and volumes of services and products utilized. CenterPoint will file a 60-day letter if the amount of true-up exceeds 5% of annual billings.

          If, during the course of the year, Recipient foresees the need to substantially reduce or terminate its use of a certain service or consumption of a certain product, it shall promptly notify ServiceCo of the expected reduction of termination. ServiceCo shall promptly prepare a new term sheet under the affected Service Level Agreement and/or a special billing to reflect changes in cost caused by the reduction or termination. In the event Recipient disagrees with the new pricing and/or special billing, the dispute shall be resolved in accordance with Section VIII of this Agreement.

          If ServiceCo foresees the need to substantially alter the nature of or to terminate offering a certain service or product, or if pricing for a service or product must be significantly revised due to market conditions or unexpected increases in costs, ServiceCo shall promptly notify Recipient of the expected alteration, termination or increase in pricing. ServiceCo shall prepare a new term sheet under the affected Service Level Agreement and/or a special billing to reflect the costs or savings incurred due to the alteration or termination or the increase in costs

ServiceCo will incur. If Recipient disagrees with the new pricing and/or special billing, the dispute shall be resolved in accordance with the dispute resolution process under Section VIII of this Agreement.

VI.	TAXES

          Recipient shall bear all taxes, duties and other similar charges (and any related interest and penalties), imposed as a result of its receipt of services under this Agreement, including any tax which Recipient is required to withhold or deduct from payments to ServiceCo. ServiceCo may collect from Recipient any sales, use and similar taxes imposed on the provision of services and shall pay such tax to the appropriate governmental or taxing authority.

VII.	BILLING

          Charges will be rendered during the first week of each month covering amounts incurred during the prior month. Charges will be based on actual amounts paid. If allocations are required, they may be based on estimated values based on estimates in budget plans for the relevant values. Estimated amounts will be adjusted on subsequent charges either in a subsequent month or at the end of the year. Any amount remaining unpaid after fifteen days following receipt of the bill shall bear interest thereon from the date of the bill at the lesser of the prime rate announced by JPMorgan Bank and in effect from time to time plus 2% per annum or the maximum non-usurious rate of interest permitted by applicable law.

          ServiceCo’s billing system will use 17 C.F.R. Section 256 et. al, the “Uniform System of Accounts for Mutual Service Companies”, established by the Commission for holding company systems, as may be adjusted to use the FERC uniform system of accounts. ServiceCo will support its charges with reasonable documentation (which may be maintained in electronic form). ServiceCo will make adjustments to charges as required to reflect the discovery of errors or omissions in the charges.

VIII.	TERMINATION AND MODIFICATION

A.	Modification of Services.

          Recipient may modify its selection of services at any time during the fiscal year by giving ServiceCo written notice sixty (60) days in advance for the additional services it wishes to receive, and/or the services it no longer wishes to receive, from ServiceCo. ServiceCo will attempt to mitigate costs but the Recipient will be responsible for any remaining costs as a result of its modification of services.

B.	Modification of Other Terms and Conditions.

          No other amendment, change or modification of this Agreement shall be valid, unless made in writing and signed by all parties hereto.

C.	Termination of this Agreement.

          Recipient may terminate this Agreement with ServiceCo by providing sixty (60) days advance written notice of such termination to ServiceCo. ServiceCo may terminate this Agreement as to Recipient by providing sixty (60) days advance written notice of such termination to Recipient. ServiceCo will attempt to mitigate costs but the Recipient will be responsible for any remaining costs as a result of its termination of the Agreement.

          This Agreement is subject to termination or modification at any time to the extent its performance may conflict with the provisions of the 1935 Act, or with any rule, regulation or order of the SEC adopted before or after the making of this Agreement. This Agreement shall be subject to the approval of any state commission or other state regulatory body whose approval is, by the laws of said state, a legal prerequisite to the execution and delivery or the performance of this Agreement.

IX.	DISPUTE RESOLUTION

          From time to time, disputes may arise regarding the services and products provided by ServiceCo. The employees of Recipient and the employees of ServiceCo are encouraged to resolve those disputes on an informal basis in as timely a manner as possible, and the ServiceCo agrees, upon reasonable request, to provide access to relevant books and records. However, if during the course of the year a dispute arises as to the scope of any service or the nature of any product, the delivery terms, the related performance metrics and standards, or the price for any service or product which cannot be resolved on an informal basis, Recipient and ServiceCo will resolve the dispute using the following procedures:

      A. A supervisor or manager of Recipient who is responsible for the use of the service or the consumption of the product about which there is a dispute will notify in writing, or by email, a supervisor or manager of ServiceCo who is responsible for providing the service or product of the nature of the dispute, including specific examples of problems or failures which gave rise to the dispute. The supervisor or manager of Recipient shall also present a proposed resolution of the dispute and propose a date and time for a meeting to resolve the dispute. The supervisor or manager of ServiceCo shall acknowledge in writing, or by email, his or her receipt of the notice of the dispute and agree to the meeting, suggest an alternative date and time for the meeting proposed by the supervisor or manager of Recipient, or contact the supervisor or manager of Recipient to schedule a meeting date and time that the two may agree upon.

      B. The supervisor or manager of Recipient and the supervisor or manager of ServiceCo may meet as often as both agree is necessary to resolve the complaint, and their meeting or meetings may include such other employees as may be helpful in resolving the dispute. If after such meeting or meetings, but in no event later than thirty days after the initial notice of the dispute was given, the supervisor or manager of Recipient and the supervisor or manager of ServiceCo are unable to resolve the dispute, the dispute shall be referred to the appropriate executive of Recipient and an executive of ServiceCo for resolution.

      C. The executive of Recipient and the executive of ServiceCo shall meet at a date and time or dates and times they mutually agree upon. Such meetings or meetings may include any employees either executive believes will be helpful in resolving the dispute. If, after such meeting or meetings, the executive of Recipient and the executive of ServiceCo reasonably believe they cannot resolve the dispute, the dispute shall be referred to the most senior executives of Recipient and of ServiceCo for resolution in accordance with whatever procedures senior management may establish.

X.	NOTICE

          Where written notice is required by this Agreement, said notice shall be deemed given when delivered in person, by electronic mail, or when mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed, if to ServiceCo, to the Chief Financial Officer and, if to Recipient, to its President at the address listed on the most recent Exhibit II received by ServiceCo.

XI.	GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws provisions.

XII.	ENTIRE AGREEMENT

          This Agreement, together with its exhibits, constitutes the entire understanding and agreement of the parties with respect to its subject matter, and effective upon the execution of this Agreement by the respective parties hereof and thereto, any and all prior agreements, understandings or representations with respect to this subject matter are hereby terminated and cancelled in their entirety and of no further force or effect.

XIII.	WAIVER

          No waiver by any party hereto of a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

XIV.	ASSIGNMENT

          This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns. No assignment of this Agreement or any party’s rights, interests or obligations hereunder may be made without the other party’s consent, which shall not be unreasonably withheld, delayed or conditioned.

XV.	SEVERABILITY

          If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above mentioned.

By Recipient:
By:

By:
Name
Title

By ServiceCo: CENTERPOINT ENERGY SERVICE COMPANY, LLC
By:
Name
Title

EXHIBIT I

COST ACCUMULATION AND ASSIGNMENT, ALLOCATION METHODS, AND
DESCRIPTION OF SERVICES OFFERED BY SERVICECO TO RECIPIENT

          This document sets forth the methodologies used to accumulate the costs of services that may be performed by ServiceCo and to assign or allocate such costs to other subsidiaries and business units within the CenterPoint registered holding company system that receive services from ServiceCo.

Cost of Services Performed

          ServiceCo shall maintain an accounting system that enables costs to be identified by Cost Center, Account Number or Capital Project (“Account Codes”). The primary inputs to the accounting system shall be payroll records for ServiceCo’s employees, accounts payable transactions and journal entries. Charges for labor shall be made at the employees’ effective hourly rate, including the cost of pensions, other employee benefits and payroll taxes. To the extent practicable, costs of services shall be directly assigned to the applicable Account Codes. The full cost of providing services shall also include certain indirect costs, e.g., departmental overheads, administrative and general costs, and taxes. Indirect costs shall be associated with the services performed in proportion to the directly assigned costs of the services or other relevant cost allocators.

Cost Assignment and Allocation

          ServiceCo’s costs shall be directly assigned, distributed or allocated to Recipients in the manner described below:

      1. Costs accumulated in Cost Centers for services specifically performed for a single Recipient shall be directly assigned or charged to such Recipient;

      2. Costs accumulated in Cost Centers for services specifically performed for two or more Recipients shall be distributed among and charged to such Recipients using methods determined on a case-by-case basis consistent with the nature of the work performed and based on one of the allocation methods described below; and

      3. Costs accumulated in Cost Centers for services of a general nature which are applicable to all Recipients or to a class or classes of Recipients shall be allocated among or charged to such Recipients by application of one or more of the allocation methods described below.

Allocation Methods

          The following methods shall be applied, as indicated in the Description of Services section that follows, to allocate costs for services of a general nature.

      1. Operating Expense — A ratio based on operating expense minus fuel and purchase power. This ratio will be determined annually based on annual plan operating expense and will be adjusted for any known and reasonably quantifiable events and will be trued-up at the end of the fiscal year based on actual operating expense.

      2. Total Assets Ratio — A ratio based on the total assets minus investments in subsidiaries and goodwill. This ratio will be determined annually based on annual plan assets and will be adjusted for any known and reasonably quantifiable events and will be trued-up at the end of the fiscal year based on twelve month average of actual assets. The Total Assets Ratio will not be used to allocate costs associated with corporate governance services.

      3. Cash Flow— A ratio based on operating expense including fuel, purchase power and capital expenditures, less depreciation expense. This ratio will be determined annually based on annual plan cash flow and will be adjusted for any known and reasonably quantifiable events and will be trued-up at the end of the fiscal year based on actual cash flow.

      4. Head Count — A ratio based on active and retiree headcount. This ratio will be determined annually based on annual plan head count and will be adjusted for any known and reasonably quantifiable events and will be trued-up at the end of the fiscal year based on actual head count.

      5. Direct Labor — A ratio based on billable hours. This ratio will be determined monthly based monthly billable hours and may be used to allocate, for example, certain support services on the same basis as actual legal services are billed.

      6. Client Unit Usage — This factor is determined based on the actual unit/usage that is utilized by the applicable Recipients. This factor will be determined annually based on units/usage utilized at the end of the previous fiscal year and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

      7. Square Footage — This factor will be determined based on actual square footage used by the applicable Recipients. This factor will be determined annually based on square footage utilized at the end of the previous fiscal year and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

      8. Composite Ratio — This ratio will be determined based on revenues, employees and total assets. For purposes of this ratio, CenterPoint’s revenues shall be deemed to include any dividends received from subsidiary companies; CenterPoint’s assets shall be deemed to include investments in subsidiary companies and persons who are corporate officers of CenterPoint shall be deemed to be employees of CenterPoint.

Description of Services

          A description of each of the services performed by ServiceCo, which may be modified from time to time, is presented below. As discussed above, where identifiable, costs will be directly assigned or distributed to Recipients. For costs accumulated in Cost Centers which are for services of a general nature that cannot be directly assigned or distributed, the method or methods of allocation are also set forth. Substitution or changes may be made in the methods of allocation hereinafter specified, as may be appropriate and to the extent permitted under the SEC 60-day letter procedure, and will be provided to state regulatory agencies and to each affected Recipient.

1.	Accounting Services.

          ServiceCo may provide various services to Recipients including corporate accounting and reporting, general ledger maintenance and all accounting record keeping, guidance regarding adoption and application of accounting policies, risk oversight and financial reporting for SEC, regulatory and other purposes and support to rate and other regulatory proceedings. As appropriate and where it would not result in duplication of functions, each Recipient may also maintain its own corporate and accounting group and engage ServiceCo to provide advice and assistance on accounting matters, including the development of accounting practices, procedures and controls, the preparation and analysis of financial reports and the filing of financial reports with regulatory bodies, on a system-wide basis. Costs of a general nature may be allocated using the Total Assets Ratio, Operating Expense Ratio, Composite Ratio or Cash Flow Ratio.

2.	Internal Auditing.

          ServiceCo may conduct periodic audits of administration and accounting processes. Audits would include examinations of Recipients’ service agreements, accounting systems, source documents, allocation methods and billings to assure proper authorization and accounting for services. Costs of a general nature may be allocated using the Operating Expense Ratio or the Composite Ratio.

3.	Finance and Treasury.

          ServiceCo may provide various services to Recipients including budgeting, corporate tax, treasury, risk management (insurance), strategic planning, financing, investments, money pool administration and cash management. ServiceCo also will provide investor relations services to provide information to the investment community regarding CenterPoint and its subsidiaries and will provide stock transfer agent services to holders of its securities and to shareholders of Texas Genco and Reliant Resources. CenterPoint is providing shareholder services regarding the common stock of Reliant Resources on a temporary basis pursuant to the separation arrangements between CenterPoint and Reliant Resources. It is currently anticipated that services for Reliant Resources will terminate by January 2004. Services are provided on an agreed schedule of costs, based on estimated costs that would be incurred if Reliant Resources had obtained those services from a third party. Services to associate companies will generally be allocated using the Operating Expense Ratio or the Composite Ratio.

4.	Communications.

          ServiceCo may assist Recipients to develop and support branding and corporate promotions, advertising and brand equity. Individually, Recipients may maintain independent marketing personnel to handle the day-to-day details of marketing campaigns. Costs of a general nature may be allocated using the Total Assets Ratio or the Composite Ratio.

5.	Legal Services.

          ServiceCo may provide various legal services, processing of claims, administration of CenterPoint’s corporate compliance program and general legal oversight, as well as corporate secretarial functions and filing of reports under securities laws and the 1935 Act for the benefit of Recipients. Costs of a general nature may be allocated using the Operating Expense Ratio or the Composite Ratio.

6.	Human Resources.

          ServiceCo may assist Recipients in developing policy and planning for total compensation plans, workforce planning and training, employee relations policies and programs, and in training personnel in a coordinated manner throughout the CenterPoint System Companies. It will also design and provide administration for corporate welfare and benefit plans, including pension plans and executive benefits, and support for the negotiation of labor contracts for the CenterPoint companies. ServiceCo will provide corporate oversight for health and safety services for CenterPoint and its system companies to comply with government regulations. Each Recipient may maintain a human resources group to handle the individualized application of policies and programs. Costs of a general nature may be allocated using the Head Count Ratio. Costs of providing employee and executive benefits will be allocated directly to Recipient based on costs incurred for its employees and retirees, and any costs of a general nature which are not otherwise recovered, such as through payroll burden charges, may be allocated using the Head Count Ratio or the Composite Ratio.

7.	Executive.

          ServiceCo will provide its the executive staff to provide executive management and governance for CenterPoint, including supplying personnel to serve on boards of directors of CenterPoint system companies, and will assist Recipients in formulating and executing general plans and policies, including operations, issuance of securities, appointment of executive personnel, budgets and financing plans, expansion of services, acquisitions and dispositions of property, public relations and other related matters. The executive staff will oversee any corporate aircraft, the costs of which will not be allocated to Recipients except in connection with direct costs of flights on behalf of a Recipient. Costs of a general nature may be allocated using the Composite Ratio.

8.	Regulatory and Governmental Affairs.

          ServiceCo may assist Recipients in developing policy for regulatory strategy, implementation of electric restructuring legislation and support for litigation and regulatory proceedings. Governmental Affairs will develop strategy for legislative and other governmental initiatives and monitor activities affecting the Company in the state and federal legislative arenas. Costs of a general nature may be allocated using the Total Asset Ratio to the extent such costs may be allocated to CenterPoint business units, or the Composite Ratio. Recipients may maintain individual regulatory and governmental affairs units to support local activities.

9.	Information Systems and Technology.

          ServiceCo may provide Recipients with the following services: Mainframe Operations, Enterprise Document Management, Data Circuit Management, Voice Services, IT Solutions Delivery, and Desktop Data Device services. Costs are billed to Recipients based on various metrics (e.g., CU second, billable hour, phone line, login ID) on cost allocations (e.g., headcount, operating expenses and direct dollars billed).

Mainframe Operations

Methodology
Legacy Mainframe CPU Utilization	Client Unit Usage
Legacy Mainframe Data Storage	Client Unit Usage
SAP Mainframe Data Storage	Client Unit Usage
SAP Mainframe CPU Utilization	Client Unit Usage
Enterprise Recipient Specific	Client Unit Usage

Enterprise Document Management
Methodology: Client Unit Usage

Data Circuit Management
Methodology: Client Unit Usage

Voice Services

Methodology
Telephone Basic Line	Client Unit Usage
Moves/Adds/Change (MAC)	Client Unit Usage
Call Center Basic Line	Client Unit Usage
Video Conferencing	Client Unit Usage

IT Solutions Delivery
Methodology: Client Unit Usage

SAP Production Support
Methodology: Headcount and Operating Expense

Desktop Data Device Services

Methodology
Equipment	Client Unit Usage
Lotus Notes Messaging	Client Unit Usage
LAN and Security Account Creation	Client Unit Usage
Network WAN/LAN	Client Unit Usage
Client Support Center Help Desk	Client Unit Usage

10.	Business Services.

          Real Estate and Facilities Management — Provide clients with general operating maintenance, administrative and management duties for building operations, including project management services for facility-related projects. Costs for Facilities Management not directly assignable are allocated based on the square footage utilized.

          Security — Provide security and security monitoring for managed properties, security assessments and internal investigations. Costs of providing security services will be directly charged to business units based on the actual services used.

          Office Support Services — Provide clients with copying, inserting, mailing, call center, and graphic design functionality. This service also includes records management and managing office supplies, forms and convenience copiers. Costs for Office Support Services are generally allocated based on client unit usage (e.g, number of forms, mail pieces, billable hours, direct dollars spent). These costs are allocated on a per unit charge that is determined by dividing (a) the total anticipated charges for providing this service to all customers during the year by (b) the estimated volume of items to be processed (e.g., number of pieces of mail handled, number of checks to be issued, etc). Users are billed based on the actual number of units used, with adjustments made for variances in total costs incurred or volume handled.

          Financial Services — Provides payroll, bank reconciliation, processing certain accounts such as accounts payable and others as may be deemed necessary, check disbursements, escheat processing/reporting and remittance processing. This service also provides clients with assistance in Corporate Travel. Costs for Financial Services are generally allocated based on client unit usage (e.g., number of payments processed, checks, billable hours).

          Purchasing & Logistics — Provides clients with procurement and Accounts Payable services. This service may also provide Recipients with oversight of logistics operations and investment recovery services. Costs for purchasing and logistics are generally allocated based on client unit usage (e.g., number of transactions, billable hours, managed dollars).

EXHIBIT II

AGREED UPON SERVICES TO BE RECEIVED FROM SERVICECO

SERVICES	YES	NO
1. Regulatory and Govt. Affairs

2. Internal Auditing

3. Accounting Services

4. Communications

5. Human Resources

6. Legal Services

7. Financial Services

8. Information Systems and Technology

9. Executive

10. Business Services

i. Purchasing and Logistics

ii. Facilities Management

iii. Office Support Services

11. Other

[Describe]

[Signature Blocks]

(Company Name)

(President)

(Address)

(Date)

EXHIBIT B

(CENTERPOINT ENERGY LOGO)

CenterPoint Energy Service Company, LLC	Date 04/28/2004
Service Level Agreement

The best source of business services for CenterPoint Energy clients.

YEAR: 2004

Service Provider Information		Client Information
Company	CenterPoint Energy Service Co. LLC.	Business Unit:	CNP Houston(Electric)

Organization	CNP Finance	Regulated or Unregulated:	Regulated

Location	Houston

Center	Corporate Planning & Development

Service	Benchmarking

Scope Of Service

Benchmarking Analysis provides consultation services and coordinates studies, including metric comparisons and best practices, of external performance comparisons and assists clientele with goal setting and performance measurement against goals.

Responsibilities

Service Provider:

For annual surveys:

Ensure that survey meets needs of CenterPoint Energy;

Coordinate data collection by client and meet survey deadlines;

Review data submittal and coordinate changes where required;

Distribute survey results to appropriate clients.

For special surveys and studies:

Consult with client to understand specific requirements of a benchmarking study;

Guide the client in establishing a project based on readily accessable and comparable data;

Establish a proposed budget to conduct a benchmarking study, including billable hours plus any additional other costs, fees, etc.;

Commit to deliver study within agreed upon time span and within budget established;

Assist in implementation efforts as requested.

Ongoing:
Provide external best practice information as needed through membership in best practices organizations, subscription to best practices databases, and maintenance of network of external contacts.

Client:

For annual surveys:

Provide contact person for data collection;

Ensure accuracy and completeness of data submittal;

Review results for accuracy;

Meet deadlines for data submittal and review.

For special surveys and studies:

Initiate contact and request support;

Define specific requirements and scope of study;

Agree to accept support cost up to the specified budgeted amount of expense;

Supply resources to complete study.

Performance Standards

Adherance to budgeted cost

Delivery of study on or before agreed date

Pricing Methodology

Billable hours

Allocation of survey fees based on customer count

SLA — Benchmarking Pg 1

Direct survey costs (consultants, travel)

Service Cost Drivers

Strategic Plan initiatives

Frequency of studies

Availability of requested data internally

Availability of comparable external data

Service Provider Initiatives

Financial data will be derived from CNP SAP system.

File Attachments:

SLA — Benchmarking Pg 2

? 1 Service Company Time Entry Requirement: Effective 1/01/04 all employees of the Service Company, including officers, must track and record time in compliance with the Public Utility Holding Company Act of 1935 (PUHCA) EXHIBIT D

? 3 Service Company Time Entry Business Rules Every employee in ServCo will submit positive Time Entry in compliance with Public Utility Holding Company Act of 1935 Use BILLHR* activity type for billable time to Internal Order (I/O) or Cost Center Use blank activity type and Att./abs. type attribute for everything else * for example only, some departments use other specific activity type codes instead Billable defined as time specific to a business unit or project in ServCo CC Non-billable staff enters 100% of his/her hours as blank activity type with Att./abs. type (regular, vacation, holiday, etc.) as appropriate All employees record exception time hours with blank activity type and select attribute (vacation, holiday, etc.) Att./abs. type Department Time Coordinators will control time entry monthly to insure 100% accountability and compliance with PUHCA rules

? 5 Service Company Time Entry Internal Orders / Rebill Cost Centers Each Functional Group ( Department ) has a unique set of Internal Orders (I/O) or Rebill Cost Centers (CC) that must be used to bill time to a business Certain I/O's are billed directly to the businesses (Arkla, Entex, Electric, etc.) a.k.a. "direct bill orders" Rule: Charge direct bill I/O or rebill business CC whenever time (> 1/2 hr) is expended on behalf of a specific business (or project)* *see Supplementary Guidelines for additional clarification Some I/O's are settled then allocated to the businesses based on statistical factors such as Assets, Headcount, Operating Expenses Refer any questions on I/O's or Rebill CC's to your Business Services Analyst: Yolanda Adams - IT Ernesto Porras - Shared Services Sara Frankart - Executive Management, Legal, Finance, Regulatory, Human Resources, Communications

Service Company Time Entry

CenterPoint Energy - Intranet | | MyCenterPointEnergy.com - Microsoft Internet Explorer
File Edit View Favorites Tools Help
Address http://mycenterpointenergy.com/
Home | News | Services | Reference | Employee Search | Search
A-Z Directory YELLOW PAGES
A-Z Directory WHITE PAGES
TOP LINKS
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Smart Solutions (Process Improvement)
Human Resources
PowerForms
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My IT Help Desk
iBuy
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HOT LINKS
CenterPoint Energy Strategic Plan
Advertising Standards
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HR E-Tools
HR Employee Data Reporting
Current Job Postings
Govt Affairs Home Page
Order your CenterPoint Energy Merchandise Here!
Welcome to MyCenterPointEnergy.com
Galveston gas explosion burns through overhead power lines
A natural gas explosion in Texas Gas Service's main service line to Galveston shook the island's middle Wednesday and shot flames high enough to burn through power lines high overhead, but caused no injuries.
Full Story
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Other Company Headlines
CenterPoint Energy sells final international asset
CNP Minnegasco names community partnership grant recipients
News coverage of CNP's 3rd quarter results
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Features News
Texas oil market not leading U.S. economy back to health
Give hope by giving to the United Way
Mid-year 2003 STI Goals Report
Current Sponsorships
Forecasters: Lazy tropical activity in 2003
Events
CNP Night at University of Houston (10/25 - 10/25)
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Industry News
Energy bill must wait yet again
Causes for nation's biggest blackout appear to be many
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Stock Price
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Open High Low Previous Close
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as of 10/23/2003 4:05:49 PM EST
Human Resources
2004 Annual Enrollment
2004 Annual Enrollment is open. Click to enroll.
Information Technology
Reset LAN Password Every 90 Days
IT to Patch Internet Explorer
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? 7 Service Company Time Entry Click White Pages

Service Company Time Entry

File Edit View Favorites Tools Help
Address http://mycenterpointenergy.com/
Home | News | Services | Reference | Employee Search | Search
Last Name
First Name
Go
P
Back To Top
Pagers - Arch Wireless
Pipeline Services
Policies - Arkla/Entex
Policies - Corporate Human Resource Policies
Policies - General Expense and Reimbursement
PowerForms
Project People
Purchasing & Logistics
R
Back To Top
REALM (Logon)
Records Management
Regulatory Electronic Library
Risk Management - Insurance
S
Back To Top
Safety (Electric)
SAP Center
SD Tools
Service Awards Program
Service.Net
Software Upgrades (Palm Pilot Security)
Substation Operations
Supplier Diversity (formerly MWBE)
Surveying & Mapping
T
Back To Top
TEA (The Employee Association)
Texas Genco
Time Entry for Service Company
Trees & Utility Tree Trimming
Click this title under T
U
Back To Top
United Way ePledge
W
Back To Top
Web-to-Host (Mainframe)
Wellness Center
MyCenterPointEnergy.com
Internet
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5

? 9 Service Company Time Entry Time Entry for Service Company Click this title under T

Service Company Time Entry

ITS System Information - Microsoft Internet Explorer
File Edit View Favorites Tools Help
Address http://ess.mycenterpointenergy.com/scripts/wgate/z
ITS System Information
SAP
Please log on to the SAP System
Service: ztime2
Login:
Password:
Language: EN
Make an entry in all required fields
Logon
Logoff
New Password
© 1996-2001, SAP AG
System takes you into SAP
Log on using normal SAP Login ID and Password
Done
Internet
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6

? 11 Service Company Time Entry System takes you into SAP Log on using normal SAP Login ID and Password

Service Company Time Entry

http://ess.mycenterpointenergy.com/scripts/wgate/ztime2/ - Microsoft Internet Explorer
File Edit View Favorites Tools Help
Address http://ess.mycenterpointenergy.com/scripts/wgate/
Quit Help
SAP
Fill In Time Sheet
Name
Employee Name
Personnel no.
Entry period 01/19/2004 to 01/25/2004
Previous Next
Goto 01/25/2004
Time sheet
Activity type Rec. CCtr Rec. order Operation Work center Plant Att./abs. type Description Total MO 01/19 TU 01/20 WE 01/21 TH 01/22
Target times 40.00 8.00 8.00 8.00 8.00
Total 0.00
Insert line
Show all details
Print
Copy previous period
Check entries
Save and release
This is your timesheet for the current data entry period
System delivers this blank input screen
Internet
Start
8:35 AM

7

? 13 Service Company Time Entry System delivers this blank time input screen System delivers this blank input screen Employee Name This is your timesheet for the current data entry period

Service Company Time Entry

Fill In Time Sheet
Name
Employee Name
Personnel no.
208774
Entry period
01/19/2004
to
01/25/2004
Previous
Goto
01/25/2004
Time sheet
Activity type
Rec. CCtr
Rec. order
Operation
Work center
Plant
Att./abs. type
Description
Total
MO 01/19
TU 01/20
WE 01/21
TH 01/22
Target times
40.00
8.00
BILLHR
Military - Non-paid
Military -Emerg. Call Up
Military-Annual Training
Paid Abs (Severance)
Personal absence-Unpaid
Regular Time
Short term dis-66% - Unrg
Special proj. OT - unpaid
Special project OT/Exempt
Un-excused absence
Vacation
Total
0.00
Insert line
Show all details
Print
Copy previous period
Check entries
Save and release
This is your timesheet for the current data entry period

8

? 15 Service Company Time Entry Employee Name BILLHR This is your timesheet for the current data entry period

Service Company Time Entry Example
Billable Staff

CenterPoint Energy

http://ess.mycenterpointenergy.com/scripts/wgate/ztime2/~flN0YXRlPTMxOTQ1LjAwMi4wMS4wMQ== - Microsoft Internet Explorer

Quit Help

Fill In Time Sheet

Name: John Lawyer
Personnel no.: 208774

Entry period 10/20/2003 to 10/26/2003 Previous Next
Goto 10/26/2003

Time sheet

Activity type	Rec. order	Operation	Work center	Plant	Att./abs. type	Description	Total	MO 10/20	TU 10/21	WE 10/22	TH 10/23	FR 10/24	SA 10/25	SU 10/
Target times							40.00	8.00	8.00	8.00	8.00	8.00	-	
					Holiday		0	8						
					Vacation		0		8					
BILLHR	11000567						0			8				
BILLHR	11000678						0				8			
					Regular Time		0					8		
							0							
Total							0.00	-	-	-	-	-	-	

Insert line | Show all details | Print | Copy previous period | Check entries | Save and release

This is your time sheet for the current data entry period

Done | Internet

9

? 17 Service Company Time Entry Example Billable Staff John Lawyer Monday - Holiday Tuesday - Vacation Wednesday - Work on Entex case Thursday - Work on Arkla project Friday - Training Class Holiday 8 Vacation BILLHR 11000567 8 8 8 8 11000678 Regular Time BILLHR

Service Company Time Entry Example
Non-Exempt Staff

Time sheet Edit Goto Extras Environment System Help
SAP
Time Sheet: Data Entry View
Personnel number 208774
Alice Administrator
Data entry period 12/01/2003 - 12/15/2003
Cost ctr 125210
Week 49.2003
LT ActTyp Rec. CCtr Rec. order A/A.. Re.. Total
BILLHR 11021572
8005
8000
5010
Att./absence type (1) 36 Entries fou...
Restrictions
PSG A/ATy... Att./abs. type text
31 5010 Regular Time
31 5140 Special project OT/Exempt
31 5145 Special proj. OT - unpaid
31 8000 Vacation
31 8005 Holiday
31 8010 Absence Other
31 8015 Illness
31 8020 Extended Illness
31 8025 Extended Illness(nonFICA)
Data entry view
Release view
Variable view
Entry 1 of 2
Start
8:57 AM

10

? 19 Service Company Time Entry Example Non-Exempt Staff Alice Administrator Enter directly in SAP (Form CNP471 Time Sheet) Human Resources > Time Management> Time Sheet > Time Data > Enter or Transaction Code CAT2 Enter - Data Entry Profile HI024 Date and Personnel Number Monday - Holiday (8005) Tuesday - Vacation (8000) Wednesday - Work on CEGT case Thursday - Work on " " Friday - Training class Alice Administrator Different but similar approach for Non-Exempt Staff Time Entry due to a time sheet and approval requirement

? 21 Service Company Time Entry Control Monitoring Report Path: Human Resources, Information System, Reports, Time Management, Time Management Custom Reports Summary Report: Time Total Report - Display Time Sheet Data Detail Report: Time Total Report - Time Sheet Data Detail Base Control Total Hours = Number of Employees X Hours in period If Period = Week, then base hours = 40 If Period = Month, then base hours = Number of workdays in month X 8 Note: Hours reported can exceed 40, if overtime is entered, however minimum base to account for can not be less than 40.* *unless part time employee

Service Company Time Entry Control Reports Access

Menu Edit Favorites Extras System Help
SAP
SAP Easy Access
SAP menu
Office
Logistics
Accounting
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ETOOLS - Employee Management Tool
Manager's Desktop
Personnel Management
Time Management
Payroll
Training and Event Management
Organizational Management
Travel Management
Information System
Reports
General HR Reports
Union Reports
Entex Reports
Management Reports
Personnel Management
Employee Qualifications
Time Management
Time Management Custom Reports
Overtime Report for Union Employees
MGC - Employee total hours report
MGC - Time summary report
Over and Under 80/76 Hours Report
Vacation/Holiday Status Report
Time Total Report - Display time Sheet Data
Time Total Report - Time Sheet Data - Detail
Org Unit Absence Report
Summary Report
Detail Report
Start
10:54 AM

12

? 23 Service Company Time Entry Control Reports Access Summary Report Detail Report

Service Company Time Entry Report Examples

CenterPoint Energy

Summary Report

ZREPRCATSSHOW — Time Sheet Data Report — 1
PRD (900) — From 01/01/2003 To 01/31/2003 — 10/27/2003
I013731 — 13:17:44

Cost Center	Organization Unit	EE ID	Employee Name	Att. Hrs	Abs. Hrs	Subtotal
IT SD SAP PS HR	IT SAP Payroll Applicatio	00013731	Kim Luu	196.00	0.00	196.00
Grand Total:						196.00

Detail Report

ZREPRCATSSHOW1 — Time Sheet Data Report — 1
PRD (900) — From 01/01/2003 To 01/31/2003 — 10/27/2003
I013731 — 13:19:19

Cost Center / Rec. order/desc	Organization Unit / Acttyp/oper/oper desc	EE ID	Employee Name / Abs/att type/desc	Att. Hrs	OT Hrs	Abs. Hrs	Subtotal
IT SD SAP PS HR	IT SAP Payroll Applicatio	00013731	Kim Luu	196.00	0.00	0.00	196.00
000833630069/HR BM SAP Master Dat	BILLHR/0210 Requirements Managemen		Regular Time	69.00			
000833651374/SAP PR Production Su	BILLHR/0100 Daily Production		Regular Time	81.00			
000833651374/SAP PR Production Su	BILLHR/0101 Problem Resolution		Regular Time	16.00			
	BILLHR/0113 Process Mgmt/Improveme		Regular Time	30.00			
Grand Total:							196.00

13

? 25 Service Company Time Entry Report Examples Summary Report Detail Report

Service Company Time Entry Example

CenterPoint Energy

Calendar					
	Mo	Tu	We	Th	Fr
	Staff mtg 2 hr			Training class 8	Vacation 8
	Entex proj 4.5	TDU proj 6	Arkla rate case 4	(nonbillable)	
	Pipl conf call 2	Admin 2	Sick 4		
	Total Hrs =				
	8.5	8	8	8	8
Time Entry					
I/O					
11000523	BILLHR 4.5				
11000592	BILLHR 2.0				
11000577		BILLHR 6.0			
11000568			BILLHR 4.0		
blank	Regular 2.0	Regular 2.0	Pers.Ilness 4.0	Regular 8.0	Vacation 8.0

14

? 27 Service Company Time Entry Example

Responsibility Acknowledgement

CenterPoint Energy

CenterPoint Energy Service Company, LLC is defined as a service company under the Public Utility Holding Company Act of 1935 ("PUHCA"). As a service company, the Company is required to design a sub account structure and to keep memorandum and time records appropriate to any service functions or departmental organizations needed for a full accounting of all transactions of the Company. All employees of the Company, including officers, shall keep time records which permit ready identification of the hours worked, account numbers charged, department work order number and other code designations that facilitate proper classification.

As an employee of CenterPoint Energy Service Company, LLC I acknowledge my responsibilities under these regulations and agree to perform the specific duties required in support of the service company time tracking process/procedures* to insure complete compliance.

Draft

____

(Employee Signature) *(Date)*

____

(Employee ID #)

15

? 29 Responsibility Acknowledgement Draft

? 31 Service Company Time Entry Frequently Asked Questions 1. How will I find out what I/O numbers/Cost Centers to use to bill my time? Answer: Contact your Business Services Analyst 2. How often must I enter my time? Answer: Suggest you do it weekly or biweekly, but minimum requirement is monthly. Department management determines. 3. What if I have other questions beyond this class? Answer: Reference information is available on the intranet Smart Solutions Class 7.0 Record & Report Financials, View 7.00 Overview, Policies, Service Company Policies SAP Center - SAP Training, Documentation, HR Time Entry, Servco ... 4. Since PUHCA has existed since 1935, why is CNP just now coming under it? Answer: See Legal Memo in Smart Solutions (see path on FAQ 3 above)

? 33 Service Company Time Entry Frequently Asked Questions cont'd... 5. How should an exempt employee record sick time under 4 hours in total? Answer: Record as regular time (per HR). Exception time is 4 or 8 hours only. 6. How do I record time which applies to a project that supports multiple businesses? Answer: A unique I/O which settles to multiple businesses should be used. 7. How does an exempt employee working beyond 8 hours in a day record time? Answer: Record actual time worked (per Legal per SEC). 8. Why is the rule for billable time 1/2 hour? Answer: This is the SEC rule. (See Supplementary Guidelines for additional clarification) 9. How should an exempt employee eligible for OT on a project record his time? Answer: Enter the project number with the att./abs code of 5140 10. Can vacation be entered in advance of leaving? Answer: Yes, It is good practice to do so.

EXHIBIT E

Service Company Time Entry
Entering Text

Quit Help
SAP
Fill In Time Sheet
Name
Personnel no.
Employee Name
Number
Entry period
01/19/2004
to
01/25/2004
Previous
Next
Goto
01/25/2004
Time sheet
Activity type
Rec. CCtr
Rec. order
Operation
Work center
Plant
Att./abs. type
Description
Total
MO 01/19
TU 01/20
WE 01/21
TH 01/22
Target times
40.00
8.00
Regular Time
Total
24.00
Insert line
Show all details
Print
Copy previous period
Check entries
Save and release
Via the Intranet entry method - Step 1 Click the arrow icon over the day

1

? 1 Can I enter Text into the time entry to keep permanent notes on what I was working on? YES Service Company Time Entry Entering Text Via the Intranet entry method - Step 1 Click the arrow icon over the day Employee Name Number EXHIBIT E

Service Company Time Entry
Entering Text

CenterPoint Energy

Fill In Time Sheet
Name
Personnel no.
Employee Name
Number
Entry period 01/19/2004 to 01/25/2004
Previous
Next
Goto 01/25/2004
Rec. order
Operation
Work center
Plant
Att./abs. type
Description
Total
MO 01/19
TU 01/20
WE 01/21
Short text
Process status
TH 01/22
Regular Time
Insert line
Show all details
Print
Copy previous period
Check entries
Save and release
After clicking arrow icon, the input screen opens the Short Text field
Enter text here, then when you save and release, it is recorded

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? 3 Service Company Time Entry Entering Text After clicking arrow icon, the input screen opens the Short Text field Enter text here, then when you save and release, it is recorded Step 2 Entering text in the time tracking process via the Intranet entry method Employee Name Number

Service Company Time Entry
Entering Text

Time Sheet: Data Entry View
Number Name
Long text Ctrl+Shift+F3
Step 1 Click on the hours data field, then click the Long Text Icon on the tool bar
Text changes were transferred

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? 5 Service Company Time Entry Entering Text Entering Text in the time entry record via the SAP CATS input screen Step 1 Click on the hours data field, then click the Long Text Icon on the tool bar Number Name

Service Company Time Entry
Entering Text

Text Edit Goto Format Insert System Help
Change Time entry sheet: 2004 1160 Language EN
Formats
Character formats
Parag.formats
Standard paragraph
Char.formats
Type in text here xxxxxxxxx
Type in text,
then click the back arrow

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? 7 Service Company Time Entry Entering Text Step 2 SAP CATS time entry screen - A text screen opens Type in text, then click the back arrow

Service Company Time Entry
Entering Text

Text saved

Time sheet Edit Goto Extras Environment System Help
SAP
Time Sheet: Data Entry View
Personnel number
Number
Name
Data entry period 01/16/2004 - 01/31/2004
Week 03.2004
Confirmation
Data entry view
Release view
Variable view
Entry 1 of 3
Text changes were transferred

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? 9 Service Company Time Entry Entering Text Text saved Confirmation Number Name